Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170435, 333-147737, 333-08369-01, and 333-112329 of United Parcel Service, Inc. on Form S-3 and in Registration Statement Nos. 333-159744, 333-61112, 333-72127 and 333-70708 of United Parcel Service, Inc. on Form S-8 of our reports dated February 27, 2012, relating to the consolidated financial statements of United Parcel Service, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding a change in certain of the Company’s methods of accounting for defined benefit pension and other postretirement benefit costs) appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 27, 2012